RP® FINANCIAL, LC.

Financial Services Industry Consultants

November 12, 2007

Board of Directors

Cape Savings Bank

Cape Bancorp, Inc.

225 North Main Street

Cape May Court House, NJ 08210

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Notice of Intent to Convert, and any amendments thereto to be filed with Federal Deposit Insurance Corporation, and in the Registration Statement on Form S-1, and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Cape Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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